UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 28, 2005


                                DATIGEN.COM, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Utah                            0-26027               87-0626333
----------------------------           -----------          -------------------
(State or other jurisdiction           (Commission            (IRS Employer
    of incorporation)                  File Number)         Identification No.)

                          c/o David Lubin & Associates
                              92 Washington Avenue
                              Cedarhurst, NY 11516
                    (Address of principal executive offices)

                                 (516) 569-9629
                    (Registrant's telephone number, including
                                   area code)

         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Section 1- Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in the Current Report on Form 8-K filed by Datigen.com, Inc. (the "Registrant") on December 17, 2004 (File No. 000-26027), the Registrant entered into a binding letter of intent with Purisys, Inc., a New Jersey corporation, and the sole shareholder of Purisys, which provides, among other things, for the sale to the Registrant of all of the assets constituting the Battery Brain Product owned by Purisys. On February 28, 2005, the Registrant and Purisys amended the Letter of Intent to provide that the Registrant advanced an additional $170,000 to Purisys to cover day-to-day operations, finalize the purchase of 5,000 retail package units and commence the purchase of 5,000 wholesale package units. These units and all rights associated with these units, including without limitation, revenues from the sales of these units, will be part of the assets to be purchased by the Registrant. The sum of $170,000, plus the previous amount of $120,000 paid to Purisys pursuant to the Letter of Intent, shall reduce the $1,000,000 equity investment required in the Registrant at the time of closing the transaction between the parties.

For all the terms and conditions of the letter extending the Letter of Intent, reference is hereby made to such agreement annexed hereto as Exhibit 10.2. All statements made herein concerning the foregoing agreement are qualified by references to said exhibit.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

      (a) Financial Information. Not applicable

      (b) Pro forma financial information. Not applicable

      (c) Exhibits Exhibit

          10.2 Letter dated February 28, 2005 between Purisys, Inc. and the Registrant


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DATIGEN.COM, INC.
                                      (Registrant)


                                      By: /s/ Amir Uziel
                                          ---------------------------------
                                      President and Chief Executive Officer

Date:  March 1, 2005


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